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                                                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE

              MEGO MORTGAGE CORPORATION ANNOUNCES PROPOSED PRIVATE
             PLACEMENT OF 12-1/2% SENIOR SUBORDINATED NOTES DUE 2001

         Atlanta, Georgia...September 22, 1997 - Mego Mortgage Corporation (Nasdaq: MMGC) today announced that it proposes to make a private placement of $40.0 million principal amount of its 12-1/2% Senior Subordinated Notes due 2001. The Company expects to commence the offering immediately. The Company proposes to use the net proceeds of the offering to provide capital to originate and securitize loans, to repay indebtedness to the Company's former parent corporation, Mego Financial Corp. (Nasdaq: MEGO), and to pay down amounts outstanding under the Company's lines of credit. Offers will be made only by means of an offering memorandum. The offered Notes will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from such registration. Consummation of the offering is contingent upon the receipt of consents from holders of a majority in principal amount of the Company's outstanding 12-1/2% Senior Subordinated Notes due 2001 to amendments to the related indenture.

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES OR OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. FOR MORE COMPLETE INFORMATION CONCERNING FACTORS WHICH COULD AFFECT THE COMPANY'S RESULTS, REFERENCE IS MADE TO THE COMPANY'S REGISTRATION STATEMENTS, REPORTS AND OTHER DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.










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